Exhibit 10.5

SECOND AMENDED AND RESTATED
PLACEMENT AGENT AGREEMENT
between
GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC
and
GOLDMAN SACHS & CO. LLC

SECOND AMENDED AND RESTATED
PLACEMENT AGENT AGREEMENT
This SECOND AMENDED AND RESTATED PLACEMENT AGENT AGREEMENT, dated as of February 4, 2026 (this “Agreement”), is entered into by and among GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC, a corporation formed under the laws of the State of Maryland (the “Company”), and GOLDMAN SACHS & CO. LLC, a limited liability company organized under the laws of the State of New York (the “Placement Agent”). This Agreement amends, restates and replaces in its entirety that certain placement agent agreement dated as of January 27, 2025, by and between the Company and the Placement Agent.
RECITALS
WHEREAS, the Company proposes to offer for sale, on a continuous basis (the “Offering”), Series T shares, Series S shares, Series D shares, Series I shares, Class F-II shares and/or Series NV-2 shares of its common stock, par value $0.01 per share (the “Shares”) in a primary offering (such shares referred to herein as “Primary Shares”) and, with the exception of the Class F-II shares, pursuant to the Company’s distribution reinvestment plan (such shares referred to herein as “DRIP Shares”), on the terms and conditions set forth in the Company’s Confidential Private Placement Memorandum dated September 9, 2024 (such Confidential Private Placement Memorandum, as amended, restated and/or supplemented from time to time, including by the documents incorporated by reference therein, is referred to herein as the “Confidential Memorandum”);
WHEREAS, the Company registered its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by filing a registration statement on Form 10 (“Form 10”) with the U.S. Securities and Exchange Commission (the “SEC”);
WHEREAS, following the effectiveness of the Form 10, the Company may offer, issue and sell any combination of Series T shares, Series S shares, Series D shares, Series I shares, Class F-II shares, Series NV-2 shares and any other class or series of Shares established subsequent to the date of this Agreement;
WHEREAS, the Company desires to appoint the Placement Agent to obtain purchasers for the Shares and to facilitate the offering of the Shares in accordance with the terms and provisions of this Agreement; and
WHEREAS, the Placement Agent is ready and willing to act as a placement agent for the Company and to provide the services necessary to effect the offering of the Shares, upon the terms and conditions hereinafter set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intention of being legally bound hereby, the Company and the Placement Agent hereby agree as follows:

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1.Defined Terms.
Capitalized terms used, but not defined, herein shall have the meanings provided to such terms in the Confidential Memorandum. As used in this Agreement, the term “affiliate” shall mean, with respect to any person or entity (“person”), any person controlling, controlled by or under common control with such person, and any of such person’s directors, stockholders, partners, members, officers and employees.
2.Appointment of Placement Agent.
The Company hereby appoints the Placement Agent as a non-exclusive placement agent for the Company for the period and upon the terms herein set forth, for the purposes of obtaining purchasers for, and assisting in the offering of, the Shares in the manner contemplated herein. The Placement Agent hereby accepts such appointment and agrees to use commercially reasonable efforts during such period to find eligible purchasers for the Shares. The Company, from time to time in its sole discretion, may appoint other placement agents, who may or may not be affiliated with the Placement Agent, on such terms as the Company may determine.
3.Offer and Sale of Shares.
(a)    Pursuant to the Confidential Memorandum, the Company is offering Shares on a continuous basis for an indefinite period of time. Shares will be offered, subject to any minimum investment amount per subscriber (“Subscriber”) and class or series of Shares and terms and conditions of ownership and eligibility, as set forth in the Confidential Memorandum and the Subscription Agreement (as defined below). The issuance and sale of any Shares to any Subscriber whose subscription is accepted by the Company shall be made as provided in the Confidential Memorandum and the subscription agreement (together with any supplement and other materials required to be submitted therewith, the “Subscription Agreement”) completed and executed by such Subscriber in connection with the subscription. The first date on which the Company accepts subscriptions for Shares in the Offering is the “Initial Closing Date.” The Company intends to hold an indefinite number of closings subsequent to the Initial Closing Date for the duration of the Company’s continuous offering, as described in the Confidential Memorandum (each date on which a subsequent closing is held, a “Subsequent Closing Date”).
(b)    Each Subscriber will be required to deliver a completed Subscription Agreement to the Company or its agent pursuant to the instructions set forth in the Subscription Agreement. The full purchase price of the Shares being purchased pursuant to any such Subscription Agreement shall be delivered in accordance with the terms and conditions set forth in the Subscription Agreement and the Confidential Memorandum. No prospective purchaser shall have the right to purchase any Shares until its Subscription Agreement shall have been accepted by the Company, as set forth in the Confidential Memorandum and the Subscription Agreement. The Company may reject any Subscription Agreement for any or no reason.
(c)    Affiliates of the Placement Agent may purchase Shares for their own account as principal, although they will be under no obligation to do so.

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(d)    Unless the Company and/or the Shares have been registered for public sale under the laws of a relevant jurisdiction or otherwise permitted by applicable laws and regulations, neither the Placement Agent nor the Company, nor any person acting on behalf of either, including any affiliate or sales or marketing agent will offer to sell, offer for sale or sell the Shares by means of any (i) form of general solicitation or general advertising, (ii) advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (iii) seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
(e)    Offers of the Shares will be made by the Placement Agent, and any person acting on its behalf, including any affiliate or sales or marketing agent, only through the Confidential Memorandum and other documents mutually agreed upon between the Placement Agent and the Company. At the time of solicitation, the Placement Agent will deliver, or will cause to be delivered, the Confidential Memorandum to each prospective investor to whom the Placement Agent makes an offer of the Shares.
(f)    The Placement Agent, and any person acting on its behalf, including any affiliate or sales or marketing agent, will comply with all applicable laws and regulations with respect to anything done by it in relation to the Shares; and neither the Placement Agent nor the Company nor any person acting on behalf of either, including any affiliate or sales or marketing agent, will offer for sale or sell the Shares by means of any document or in any manner that does not comply with applicable laws and regulations.
(g)    The Placement Agent and the Company, and any person acting on behalf of either, shall offer the Shares in compliance with the applicable law in any jurisdiction in which such offering is made.
(h)    The Placement Agent shall be entitled, at its own expense, to appoint sub-agents, including affiliated sub-agents, which may include brokers, dealers and other financial intermediaries (collectively, the “Sub-Placement Agents”), to carry out the offer and sale of the Shares pursuant to this Agreement.
4.Reliance.
The Company acknowledges that the Placement Agent, in arranging for the placement of the Shares, will do so in reliance on the representations, warranties, covenants and agreements of the Company contained herein. The Placement Agent acknowledges that the Company, in its engagement of the Placement Agent in connection with the placement of the Shares, does so in reliance on the representations, warranties, covenants and agreements of the Placement Agent contained herein.
5.Representations and Warranties of the Company.
The Company represents and warrants to the Placement Agent, for its benefit that:

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(a)    the Company is a duly formed and validly existing corporation in good standing under the laws of the State of Maryland and has the requisite power and authority to conduct the Company’s business as contemplated by the Confidential Memorandum;
(b)    the execution, delivery and performance of this Agreement has been duly authorized by all necessary action of the Company;
(c)    the description of the Shares contained in the Confidential Memorandum conforms in all material respects to the terms and conditions that will be set forth in the articles of incorporation and the bylaws of the Company (collectively, the “Charter”);
(d)    the Shares, when issued and paid for in the amounts and for the consideration described in the Confidential Memorandum and the Subscription Agreements, will be fully paid and non-assessable and entitled to the rights and subject to the restrictions and conditions contained in the Charter; in no event shall any stockholder of the Company (“Stockholder”) or former Stockholder be personally liable for the repayment and discharge of any debts and obligations of the Company or have any liability in respect of the debts and obligations of the Company, except as provided in the Charter and to the extent otherwise required by law;
(e)    the Company (i) intends to elect to be treated as a real estate investment trust and to operate in a manner so as to qualify as a real estate investment trust for U.S. federal income tax purposes, and (ii) has an effective registration statement on Form 10 under the Exchange Act; and
(f)    assuming the compliance by the Placement Agent of its obligations hereunder, it is not necessary in connection with the offer, sale and delivery of Shares to investors in the manner contemplated by this Agreement to register the Shares under the U.S. Securities Act of 1933, as amended (the “Securities Act”).
6.Representations, Warranties and Covenants of the Placement Agent.
The Placement Agent represents, warrants and agrees with the Company, for its benefit that:
(a)    the Placement Agent is a duly formed and validly existing limited liability company under the laws of the State of New York and has the requisite power and authority to conduct its business as contemplated by its organizational documents;
(b)    the execution, delivery and performance of this Agreement by the Placement Agent has been duly authorized by all necessary action, and upon execution and delivery hereof, this Agreement will be a valid, binding and enforceable obligation of the Placement Agent;
(c)    the Placement Agent will offer the Shares for sale and will solicit offers to buy the Shares only in compliance with the procedures described in the Confidential Memorandum and this Agreement and in accordance with applicable law;

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(d)    as of the date hereof, no permit, consent, approval or authorization of, or declaration to, or filing with, any governmental or regulatory authority is required in connection with the (i) execution, delivery and performance of this Agreement and (ii) consummation of any of the transactions contemplated herein and in the Confidential Memorandum;
(e)    neither the Placement Agent, nor any affiliate of the Placement Agent, nor any person acting on behalf of the Placement Agent or its affiliates, shall offer the Shares in any jurisdiction, except in compliance with the applicable law in any such jurisdiction in which such offering is made;
(f)    the Placement Agent will notify the Company promptly of any occurrence of which it becomes aware which is material in the context of the offering and sale of the Shares, including any event which shall lead the Placement Agent to reasonably believe that the Confidential Memorandum is or will be misleading in any material respect, or which affects any of the representations, warranties, agreements and indemnities by the Placement Agent contained in this Agreement (or which would have affected any of the same if this Agreement had been entered into immediately thereafter), and will take such steps as may be reasonably requested by the Company to remedy and/or publicize the same;
(g)    in offering Shares, the Placement Agent, in its agreements with the Sub-Placement Agents, will require that the applicable Sub-Placement Agents comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Exchange Act Rule 15l-1 (“Regulation Best Interest”) (when and as applicable) and applicable laws of the jurisdiction of which such investor is a resident. The Placement Agent, in its agreements with the Sub-Placement Agents, will require that the Sub-Placement Agents shall sell Shares only to those persons who are eligible to purchase such Shares as described in the Confidential Memorandum and only through those Sub-Placement Agents who are authorized to sell such Shares. The Placement Agent, in its agreements with the Sub-Placement Agents, shall require the applicable Sub-Placement Agents to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares;
(h)    the Placement Agent shall maintain records reflecting the identity of all persons to which it offered and sold Shares as well information regarding the suitability of such Shares for such offerees and investors and the eligibility of such persons to invest in the Company consistent with the Confidential Memorandum. The Placement Agent shall retain such records for at least six years in accordance with applicable law and provide copies to the Company upon request;
(i)    (i)    the Placement Agent, in connection with each sale of Shares made by or through it, has complied, and will comply, with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001, as amended (collectively, the “Anti-Money Laundering Laws”); the Placement Agent has established and will maintain an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, will conduct in relation to each Person who purchases Shares from or through it such due diligence investigations as may be required by the Anti-Money

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Laundering Laws, including investigations with respect to the legitimacy of the applicable purchaser (together with any beneficial owner represented by such purchaser) and the origin of the funds used by such purchaser (or beneficial owner) to purchase its Shares, and maintains, and will maintain, sufficient information to identify the applicable purchaser (and any related beneficial owner) for purposes of the Anti-Money Laundering Laws; the Placement Agent will promptly provide the Company with such information (including copies of written investor representations and internal due diligence or investigatory reports prepared by the Placement Agent) as the Company may from time to time reasonably request to establish, or to demonstrate, compliance by the Company with any Anti-Money Laundering Laws that are now, or hereafter become, applicable to it in connection with the offering of the Shares (“Applicable AML Laws”); and the Placement Agent will cooperate in good faith with the Company to amend the offering procedures set forth herein and the Placement Agent’s duties hereunder in such manner as may from time to time be required for the Company to establish compliance with Applicable AML Laws;
(ii)    the Placement Agent has used and will use commercially reasonable due diligence with respect to accepting as clients any investors of the Company who have purchased or will purchase through the Placement Agent and with respect to introducing investors to the Company, and to the best of the Placement Agent’s knowledge, such clients are of good business reputation and such clients’ funds used to purchase Shares were not and will not be derived from, nor the product of, any criminal activity;
(iii)    the Placement Agent will reasonably believe immediately prior to making any offer or sale of Shares that (A) any prospective investor (U.S. Person or non-U.S. Person, as defined in Regulation S under the Securities Act) solicited by the Placement Agent and investing in the Shares in reliance on Regulation D under the Securities Act is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act), with whom the Placement Agent or any person acting on its behalf, including any affiliate or designee, has a “substantive pre-existing relationship” (as such term is used in the regulatory regime relating to Regulation D under the Securities Act) and meets such other eligibility criteria as are set forth in the Confidential Memorandum and Subscription Agreement, and (B) any prospective investor who is not a U.S. Person (as such term is defined in Regulation S under the Securities Act) that is solicited by the Placement Agent and investing in the Shares in reliance on Regulation S under the Securities Act meets the eligibility criteria set forth in the Confidential Memorandum, Subscription Agreement and Regulation S under the Securities Act (provided that any offer or sale of Shares made in reliance on Regulation S shall be made pursuant to an agreement with customary representations, warranties and other terms for offshore offers and sales made in reliance on Regulation S);
(iv)    the Placement Agent is, and agrees that it will be at all times with respect to this Agreement, appropriately licensed in the country of its domicile, or otherwise exempt from such requirements, to the extent required by applicable law, in each jurisdiction in which the Placement Agent will perform the duties set forth in this Agreement;
(v)    the Placement Agent will ensure that all of its associated persons involved in offering and selling the Shares have all necessary licenses and registrations to do so under applicable law;

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(j)    the Placement Agent is registered under the Exchange Act as a broker-dealer and is a member of Financial Industry Regulatory Authority (“FINRA”). The Placement Agent has and will maintain all licenses and registrations necessary under applicable federal and state laws, rules and regulations, including the rules and regulation of any self-regulatory organization (including FINRA) with competent jurisdiction, to provide the services required to be provided by the Placement Agent hereunder;
(k)    the Placement Agent shall not distribute a Confidential Memorandum, supplement or amendment thereto or any supplemental information to any offeree solicited by the Placement Agent and investing in the Shares in reliance on Regulation D under the Securities Act with whom the Placement Agent does not have a substantive pre-existing relationship;
(l)    as of the date hereof and, except as set forth on Schedule 1, the Placement Agent reasonably believes that neither the Placement Agent nor any of its Covered Persons (as defined in Exhibit A) is currently or has been subject to any of the acts enumerated in Rule 506(d)(1) of the Securities Act, that would either (i) disqualify or (ii) be required to be disclosed to investors under Rule 506(e) of the Securities Act to avoid disqualification of, the offering of Shares as contemplated by this Agreement, from utilizing the exemption provided under Rule 506(a) of the Securities Act (any such act, a “Disqualifying Event”). In connection with the foregoing, the Placement Agent represents that it has exercised reasonable care, in accordance with section (e) of Rule 506 of Regulation D under the Securities Act (“Rule 506”), in making a factual inquiry into whether any Disqualifying Event exists with respect to the Placement Agent or any of its Covered Persons;
(m)    the Placement Agent will promptly notify the Company if it becomes aware of any Covered Person who is or becomes the subject of a Disqualifying Event. Upon becoming aware of a Disqualifying Event occurring on or after September 23, 2013, with respect to a Covered Person of the Placement Agent, the Placement Agent shall immediately (i) cease any and all payments to such Covered Person(s) relating to the offering and (ii) prevent any such Covered Person(s) from continuing to participate in the offering, unless, with respect to clauses (i) or (ii), the Company otherwise agrees, including based on applicable SEC guidance or a valid waiver applicable to such Covered Person. Upon written request from the Company, the Placement Agent shall provide written confirmation that it has taken the steps described in clauses (i) and (ii) of the preceding sentence;
(n)    the Placement Agent has and maintains policies, procedures and internal controls that are reasonably designed to ensure that no Covered Person that has been subject to a Disqualifying Event is permitted to participate in any of the Company’s offerings pursuant to Rule 506;
(o)    the Placement Agent shall make periodic factual inquiry as to the occurrence or existence of any Disqualifying Events with respect to itself and its Covered Persons, and shall conduct such factual inquiry with reasonable care in accordance with subsection (d)(2)(iv) of Rule 506;

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(p)    the Placement Agent agrees that the Company may disclose to investors and prospective investors information in Schedule 1 and any other information that Placement Agent provides to the Company pursuant to this Agreement in connection with the Company’s compliance with section (e) of Rule 506, including, without limitation, the identities of the Placement Agent and any of its relevant Covered Persons;
(q)    if a Disqualifying Event occurs with respect to the Placement Agent, upon becoming aware of such fact, the Placement Agent shall promptly notify the Company of such fact and this Agreement shall be automatically terminated as of the occurrence of the Disqualifying Event unless the Company determines otherwise; and
(r)    the Placement Agent has submitted, or will submit within the required deadline, to FINRA a copy of the Confidential Memorandum and any other related offering documents, including any materially amended versions thereof in accordance with the requirements of FINRA Rule 5122 or Rule 5123, as applicable, and shall update such FINRA filing as required by such rules.
7.Covenants of the Company.
The Company covenants with the Placement Agent that:
(a)    the Company will require any other person appointed as placement agent or sub-placement agent to offer the Shares for sale, or solicit offers to buy the Shares, only in accordance with the procedures described in the Confidential Memorandum and in accordance with applicable law;
(b)    the Company will, so long as any of the Shares remain outstanding, furnish directly to the Placement Agent copies of each communication sent to the Stockholders, including any annual or interim report of the Company, as soon as such communications or reports are delivered or made available to Stockholders, provided such obligation shall cease to be in effect to the extent the Company registers the Shares under the Exchange Act;
(c)    neither the Company, nor any affiliate of the Company, shall offer the Shares in any jurisdiction, except in compliance with the applicable law in any such jurisdiction in which such offering is made; and
(d)    the Company will notify the Placement Agent promptly of any occurrence of which it becomes aware which is material in the context of the offering and sale of the Shares, including any event which shall lead the Company to reasonably believe that the Confidential Memorandum is or will be misleading in any material respect, or which affects any of the representations, warranties, agreements and indemnities by the Company contained in this Agreement (or which would have affected any of the same if this Agreement had been entered into immediately thereafter) and will take such steps as may be reasonably requested by the Placement Agent to remedy and/or publicize the same and to indemnify the Placement Agent out of the assets of the Company in respect of any such steps taken by it.

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8A.        Payment of Fees and Expenses.

(a)    The Company will pay all expenses of the offering of Shares, including, without limitation (i) the fees, disbursements and expenses of counsel to the Company; (ii) expenses of preparing, reproducing, mailing and/or delivering offering and sales materials, including annual reports, to purchasers; (iii) the fees, disbursements and expenses of counsel to the Placement Agent; (iv) the reasonable out-of-pocket expenses incurred by the Placement Agent in marketing the Shares and any additional amounts it may incur or may have incurred in connection with the marketing of the Shares; and (v) such other fees and expenses which the Placement Agent and the Company mutually agree are payable by the Company.
(b)    The Company will pay and, to the extent permitted by applicable law, indemnify and hold harmless the Placement Agent from, any taxes or fees payable in respect of the execution of this Agreement or the transactions contemplated hereunder.
8B.    Compensation.
(a)    Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Confidential Memorandum, which may be amended, supplemented and restated from time to time, the Company will pay to the Placement Agent selling commissions in the amount of (a) up to 3.0% of the Primary Share offering price before any applicable selling commissions and placement fees (the “transaction price”) per share of each sale of Series T Primary Shares, (b) up to 3.5% of the transaction price per share of each sale of Series S Primary Shares and (c) up to 1.5% of the transaction price per share of each sale of Series D Primary Shares. The applicable selling commissions payable to the Placement Agent will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Series T Primary Shares, Series S Primary Shares and Series D Primary Shares, as applicable, and all or a portion of the selling commissions may be reallowed by the Placement Agent to the Sub-Placement Agents who sold the Series T Primary Shares, Series S Primary Shares and Series D Primary Shares giving rise to such selling commissions, as described more fully in the Sub-Placement Agent Agreement entered into with each such Sub-Placement Agent. The Company will not pay to the Placement Agent any selling commissions in respect of the purchase of any Series I shares, Class F-II shares, Series NV-2 shares, or DRIP Shares.
(b)     Subject to special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Confidential Memorandum, which may be amended, supplemented and restated from time to time, the Company will pay to the Placement Agent placement fees in the amount of up to 0.5% of the transaction price per share of each sale of Series T Primary Shares. The applicable placement fees payable to the Placement Agent will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Series T Primary Shares, and all or a portion of the placement fees may be reallowed by the Placement Agent to the Sub-Placement Agents who sold the Series T Primary Shares giving rise to such selling commissions, as described more fully in the Sub-Placement Agent Agreement entered into with each such Sub-Placement Agent. The Company will not pay to the Placement Agent any placement fees in

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respect of the purchase of any Series S shares, Series D shares, Series I shares, Class F-II shares, Series NV-2 shares or DRIP Shares.
(c)    Subject to circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Confidential Memorandum, which may be amended, supplemented and restated from time to time, the Company will pay to the Placement Agent an ongoing distribution fee (the “Distribution Fee”) based on the net asset values of each eligible class or series of Shares calculated and paid monthly in arrears, as set forth in “Plan of Distribution” in the Confidential Memorandum. All or a portion of the Distribution Fee may be reallowed by the Placement Agent to the Sub-Placement Agents that sold the Shares to which such Distribution Fee are attributable to the extent the Sub-Placement Agent Agreement entered into by the Placement Agent with such Sub-Placement Agent provides for such reallowance and such Sub-Placement Agent is in compliance with the terms of such Sub-Placement Agent Agreement with respect to such reallowance. Any amounts of the Distribution Fee not reallowed by the Placement Agent shall be returned to the Company unless otherwise agreed by the parties. Notwithstanding the foregoing, subject to the terms of the Confidential Memorandum, at such time as the Sub-Placement Agent who sold the Series T, Series S or Series D Shares giving rise to a portion of the Distribution Fee is no longer the broker-dealer of record with respect to such Series T, Series S or Series D Shares, then Sub-Placement Agent’s entitlement to the Distribution Fees related to such Series T, Series S and/or Series D shares, as applicable, shall cease, and Sub-Placement Agent shall not receive the Distribution Fee for any portion of the month in which Sub-Placement Agent is not eligible on the last day of the month; provided, however, if there is a change in the broker-dealer of record with respect to Shares giving rise to a portion of such Distribution Fee made in connection with a change in the registration of record for such Shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Sub-Placement Agent shall be entitled to a pro rata portion of the Distribution Fees related to such Shares for the portion of the month for which the Sub-Placement Agent was the broker-dealer of record.
Thereafter, such Distribution Fees may be reallowed to the then-current broker-dealer of record of the Series T, Series S and/or Series D shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Agent”), to the extent such Servicing Agent has entered into a Sub-Placement Agent Agreement or similar agreement with the Placement Agent (“Servicing Agreement”), such Sub-Placement Agent Agreement or Servicing Agreement with the Servicing Agent provides for such reallowance and the Servicing Agent is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Placement Agent in good faith in its sole discretion. The Sub-Placement Agent is not entitled to any Distribution Fee with respect to Series I shares, Class F-II shares and Series NV-2 shares. The Placement Agent may also reallow some or all of the Distribution Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Agents) pursuant to a Servicing Agreement with the Placement Agent to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Agent is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement. For the avoidance of

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doubt, the Placement Agent will rebate the Distribution Fee to the Company to the extent a Sub-Placement Agent or Servicing Agent is not eligible to receive such Distribution Fees.
(d)    The Placement Agent shall cease receiving the Distribution Fee on the Series T shares, Series S shares and Series D shares held in a stockholder’s account at the end of the month in which the Placement Agent and/or the Company, in conjunction with the Company’s transfer agent, determines that total upfront selling commissions, placement fees and Distribution Fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, the limit, if any, as set forth in the applicable agreement with a Sub-Placement Agent at the time such shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under the Company’s distribution reinvestment plan with respect thereto). At the end of such month, each such Series T share, Series S share or Series D share shall automatically and without any action on the part of the holder thereof convert into a number of Series I shares (including any fractional shares), each with an equivalent aggregate NAV as such share. In addition, the Placement Agent will cease receiving the Distribution Fee on Series T shares, Series S shares and Series D shares held in a stockholder’s account upon the earlier to occur of the following: (i) the listing of the Series I shares on a national securities exchange, (ii) the Company’s merger or consolidation with or into another entity in which the Company is not the surviving entity, or (iii) the sale or other disposition of all or substantially all of the Company’s assets.
(e)    The terms of any reallowance of selling commissions, placement fees and the Distribution Fee shall be set forth in the Sub-Placement Agent Agreement or Servicing Agreement entered into with the Sub-Placement Agents or Servicing Agents, as applicable. The Company will not be liable or responsible to any Sub-Placement Agent or Servicing Agent for direct payment of commissions, or any reallowance of placement fees or the Distribution Fee to such Sub-Placement Agent or Servicing Agent, it being the sole and exclusive responsibility of the Placement Agent for payment of commissions or any reallowance of placement fees or the Distribution Fee to Sub-Placement Agents and Servicing Agents. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Placement Agent by making direct payment of commissions, placement fees or Distribution Fees to Sub-Placement Agents or Servicing Agents on behalf of the Placement Agent without incurring any liability.
(f)    Notwithstanding anything to the contrary contained herein, if the Company pays any selling commissions or placement fees to the Placement Agent for the sale by a Sub-Placement Agent of one or more of the Shares which fees have not yet been reallowed to such Sub-Placement Agent and the subscription is rejected, canceled or rescinded for any reason as to one or more of the Shares covered by such subscription, then the Placement Agent shall repay the selling commissions or placement fees paid in connection with such subscription to the Company within (i) thirty (30) days following mailing of notice or (ii) twenty-five (25) days following e-mailing of such notice, in each case to the Placement Agent by the Company stating the amount owed as a result of rescinded, canceled or rejected subscriptions.

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9.Conditions of Placement Agent’s and Company’s Obligations.
The obligations of the Placement Agent and the Company to effect the transactions contemplated under this Agreement are subject to the fulfillment of the following conditions, any one or more of which may be waived by mutual agreement of the Placement Agent and the Company:
(a)    the Placement Agent and the Company shall each have performed and complied in all material respects with the covenants contained in this Agreement required to be performed and complied with by it prior to each date on which the Shares are offered and each of the representations and warranties of the Company and the Placement Agent set forth in this Agreement shall be true and correct in all material respects as of such date;
(b)    this Agreement shall have been duly executed and delivered and be in full force and effect;
(c)    the Placement Agent and the Company shall have been furnished with such additional information, opinions, certificates and documents as each of them may reasonably request; and
(d)    all actions taken by the Placement Agent and the Company in connection with the sale of the Shares as contemplated herein and in the Confidential Memorandum shall be reasonably satisfactory in form and substance to the Placement Agent, the Company and their respective counsel.
If any of the conditions specified in this Section 9 shall not have been fulfilled or waived when and as required by this Agreement to be fulfilled or waived, the Placement Agent or the Company, as applicable, shall inform the defaulting party in writing of each condition which has not been fulfilled or waived and shall permit the defaulting party a reasonable time under the circumstances to fulfill such conditions, after which time this Agreement and all of the Placement Agent’s or Company’s obligations hereunder, as applicable, may be cancelled by the Placement Agent or the Company by notifying the defaulting party of such cancellation in writing (which may be delivered by facsimile or electronic mail) at any time at or prior to the Initial Closing Date or any Subsequent Closing Date, as applicable, and the sale of the Shares to be made at such Initial Closing Date or Subsequent Closing Date, as applicable, shall not take place. Any such cancellation or termination shall be without liability of any party to any other party except that obligations that may arise in accordance with Sections 8A and 10 shall continue after termination of this Agreement.
10.Indemnification and Contribution.
(a)    The Company will indemnify and hold harmless the Placement Agent, its affiliates and any person acting on its behalf against any losses, claims, damages or liabilities (or actions in respect thereof) (the “Covered Claims”), to which the Placement Agent may become subject, insofar as such Covered Claims arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Confidential Memorandum, or (ii) the omission or alleged omission to state in the Confidential Memorandum a material fact required to be stated therein or necessary to make the statements therein, in light

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of the circumstances under which they were made, not misleading. The Company will reimburse the Placement Agent for any legal or other expenses reasonably incurred by the Placement Agent in connection with investigating or defending any such Covered Claims. Notwithstanding the foregoing, the Company shall not be liable to so indemnify or reimburse the Placement Agent in any such case to the extent that any such Covered Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Confidential Memorandum in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use therein. The Company acknowledges and agrees that as of the date hereof the Placement Agent has not provided any information in connection with the Confidential Memorandum.
(b)    The Placement Agent will indemnify and hold harmless the Company, its affiliates and any person acting on its behalf against any Covered Claims to which the Company may become subject insofar as such Covered Claims arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Confidential Memorandum, or (ii) the omission or alleged omission to state in the Confidential Memorandum a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Confidential Memorandum, in reliance upon and in conformity with the written information furnished to the Company by the Placement Agent referred to in subsection (a) above; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such Covered Claims.
(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of the indemnifying party’s election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.
(d)    If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect to any Covered Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnifying party as a result of such Covered Claims in such proportion as is appropriate to reflect the relative benefits received by the Company and the

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Placement Agent from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Placement Agent in connection with the statements or omissions which resulted in such Covered Claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Placement Agent shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company relative to the value of total compensation, if any, received by the Placement Agent in selling the Shares under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the Covered Claims referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Covered Claims.
(e)    The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Placement Agent within the meaning of the Securities Act, to affiliates of the Placement Agent and to any person acting on behalf of any such persons; and the obligations of the Placement Agent under this Section 10 shall be in addition to any liability which the Placement Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.
(f)    Notwithstanding any of the foregoing to the contrary, the provisions of this Section 10 shall not be construed so as to provide for the indemnification of any indemnified party for any liability for a Covered Claim (including liability under federal securities laws which, under certain circumstances, impose liability on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 10 to the fullest extent permitted by law.
11.Survival of Representations, Warranties and Agreements.
All representations, warranties, covenants and agreements in this Agreement and any documents delivered by or on behalf of the Company in connection with this Agreement shall survive the offer and sale by the Placement Agent of any Shares until this Agreement is terminated or cancelled pursuant to Section 12. The provisions of Sections 8A, 10, 11, 16 and 19 shall survive the termination or cancellation of this Agreement.

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12.Term.
This Agreement shall be effective as of the date the Confidential Memorandum was first distributed to prospective Subscribers and shall remain in full force unless (i) either party gives written notice of termination to the other at least 60 days prior to the termination date, (ii) either party gives written notice of termination to the other party in the event that such other party shall have failed to comply with any material provisions hereof, which termination shall be effective immediately upon receipt of such notice, or (iii) this Agreement is otherwise terminated as hereinafter provided.
13.Termination.
(a)    The Placement Agent shall have the right to terminate this Agreement forthwith by promptly notifying the Company (in accordance with Section 14 of this Agreement), at any time prior to the Initial Closing Date or any Subsequent Closing Date, as applicable, if:
(i)    there shall have been, since the date as of which information is given in the Confidential Memorandum, any material adverse change (not promptly corrected to the satisfaction of the Placement Agent after notice thereof to the Company from the Placement Agent) in the affairs or business prospects of the Company;
(ii)    there shall have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is in the judgment of the Placement Agent such as to make it impracticable or inadvisable to proceed with the offering and delivery of the Shares on the terms and in the manner contemplated in this Agreement or the Confidential Memorandum; or
(iii)    trading on the New York Stock Exchange generally shall have been suspended or materially limited, or a banking moratorium or exchange controls shall have been declared by United States or New York State authorities.
(b)    If (i) the Placement Agent shall fail in any material respect to comply with its obligations hereunder and such failure is not cured within 30 days of notice from the Company, given in accordance with Section 14 of this Agreement or (ii) the Company launches a roadshow for a Securities Act registered initial public offering of any of its Shares, the Company shall have the right to promptly terminate this Agreement.
(c)    If this Agreement is terminated in accordance with clause (i) of Section 12, or by the Placement Agent in accordance with paragraph (a) of this Section 13, such termination shall be without liability of any party to any other except that obligations that may arise in accordance with Sections 8A and 10 shall continue after such termination of this Agreement.
(d)    Upon becoming aware of a Disqualifying Event occurring on or after the date hereof, with respect to the Placement Agent, the Company may, in its sole discretion, terminate this Agreement, which shall be effective upon the occurrence of such Disqualifying Event.

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14.Notices.
Except as otherwise provided herein, all communications hereunder shall be in writing sent by courier or registered air mail, or by facsimile or electronic means, to the requisite party, at its address as follows:
If to the Placement Agent:
Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Attention: General Counsel, Asset Management Division of Goldman Sachs & Co. LLC
Fax: (212) 902-4140

If to the Company:
Goldman Sachs Real Estate Finance Trust Inc
200 West Street
New York, New York 10282
Attention: General Counsel, Asset Management Division of Goldman Sachs & Co. LLC
Fax: (212) 902-4140

or to such other address as to which the party receiving the notice shall have notified the other party in writing.
15.Parties.
This Agreement shall inure to the benefit of and be binding upon the Placement Agent and the Company, and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer upon any other person except the parties hereto any rights or remedies hereunder. Neither the Placement Agent nor the Company shall be entitled to assign its respective rights, interests or obligations hereunder without the written consent of the other party hereto; provided, however, that none of the foregoing shall restrict the ability of the Placement Agent, in its sole discretion, to appoint affiliates or designees to fulfill any or all of its obligations under this Agreement to the extent the Placement Agent deems appropriate, subject to compliance with applicable laws, rules or regulations; provided that such affiliates and designees agree in writing to assume the Placement Agent’s liabilities and perform the Placement Agent’s obligations under the terms of this Agreement. The Placement Agent shall be responsible, and shall indemnify the Company to the fullest extent permitted by law, for any breach of any term of this Agreement by an affiliate or designee of the Placement Agent to perform services under this Agreement.

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16.Governing Law; Jurisdiction.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The courts located in New York shall have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and, accordingly, any suit, action or proceeding arising out of or in connection with this Agreement may be brought in such courts.
17.Entire Agreement; Amendment; Severability.
This Agreement states the entire agreement of the parties with respect to the offering of Shares and may not be amended except by a writing signed by the parties. If any provision or any part of a provision of this Agreement shall be found to be void or unenforceable, it shall not affect the remaining part which shall remain in full force and effect.
18.Counterparts.
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile, .pdf transmission or other electronic means shall constitute effective execution and delivery of this Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf transmission or other electronic means shall be deemed to be their original signatures for all purposes.
19.Confidentiality.
Each party acknowledges that, in performing its obligations under this Agreement, it may have access to confidential and proprietary information of the other party (“Confidential Information”). By way of illustration but not of limitation, “Confidential Information” includes any “nonpublic personal information” (as defined in SEC Regulation S-P or Federal Trade Commission Regulation 313) regarding prospective investors and members, trade secrets, data, know-how, accounting data, statistical data, financial data or projections, forecasts, business practices or policies, research projects, reports, development and marketing plans, strategies, or other business information that is not generally known or available to the public. The term “Confidential Information” does not include information that: (i) is or becomes generally available to the public other than as a result of an improper disclosure by the disclosing party; (ii) was rightfully available to a party on a non-confidential basis before its disclosure by the other party; (iii) becomes available to a party on a non-confidential basis from a source other than the other party, provided that such source is not prohibited from transmitting the information by a contractual, legal, or fiduciary obligation; or (iv) is required by applicable law, regulation or regulatory authority, including, but not limited to, the Exchange Act and the Investment Advisers Act of 1940, as amended, to be disclosed in connection with the Company’s operations.
Except to the extent necessary to perform its obligations under this Agreement, neither party may disclose or use any of the other party’s Confidential Information. Each party will maintain the confidentiality of the other party’s Confidential Information in its

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possession or control in the same manner as it maintains its own Confidential Information. For the avoidance of doubt, no party may provide information concerning the Company, prospective investors or limited partners/members to any third party knowing that such third party may use such information in any form of publication, whether publicly or privately distributed, without the express prior approval of the other party. Each party will limit the disclosure of the other party’s Confidential Information to those of its employees, legal representatives and agents with a need to know such Confidential Information for purposes of this Agreement. Each party will use reasonable care to prevent its employees, legal representatives and agents from violating the foregoing restrictions. Notwithstanding the above, Confidential Information may be disclosed to the extent required by law or by an order or decree of any court or other governmental authority; provided, however, that each party will, if legally compelled to disclose such information: (i) provide the other party with prompt written notice of that fact so that the other party may attempt to obtain a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 19; (ii) disclose only that portion of the information that a party’s legal counsel advises is legally required; and (iii) endeavor to obtain assurance that confidential treatment will be accorded the information so disclosed.
On written request or on the expiration or termination of this Agreement, each party will return to the other party or destroy all Confidential Information in its possession or control, provided that each party may retain a single archival copy of any document or information that such party is obligated to maintain pursuant to record keeping requirements to which it is subject under applicable laws, rules or regulations, but for only so long as such records are required to be maintained.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first written above.

GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC

By:     /s/ Mallika Sinha
Name: Mallika Sinha
Title: Chief Financial Officer and Treasurer

GOLDMAN SACHS & CO. LLC

By:     /s/ Mallika Sinha
Name: Mallika Sinha
Title: Managing Director

[signature page to Amended and Restated Placement Agent Agreement]

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EXHIBIT A
Covered Persons of Placement Agent
For purposes of this Agreement, “Covered Persons” means, as of any specified date:
(i)each director or executive officer of Placement Agent;
(ii)each non-executive officer of Placement Agent that participates in the offering or sale of Shares;
(iii)each general partner/managing member, and any director or executive officer thereof, of Placement Agent;
(iv)each non-executive officer of each general partner/managing member of Placement Agent that participates in the offering or sale of Shares; and
(v)any person that has been or will be paid (directly or indirectly) remuneration by the Placement Agent for solicitation of purchasers in connection with such sale of Shares.

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SCHEDULE 1
Disclosure of Disqualifying Events

Name of person committing Disqualifying Event; date and description of Disqualifying Event
N/A

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